SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[ ]   Preliminary Information Statement      [ ] Confidential, for Use of
                                                 the Commission Only (as
[X]   Definitive Information Statement           permitted by Rule 14c-5(d)(2))



                         Silver Key Mining Company, Inc.
                         -------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

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                         Silver Key Mining Company, Inc.
                    200 South Hoover Boulevard, Building 205
                              Tampa, Florida 33609

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Silver Key Mining Company, Inc., a Nevada corporation (the "Company"), in connection with the proposed adoption of an amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of stockholders holding a majority of the voting power of the Company. The purpose of filing the Amendment is to change the name of the Company from "Silver Key Mining Company, Inc." to "Health Systems Solutions, Inc." (the "Name Change").

         The Company's Board of Directors approved and recommended, pursuant to a written consent dated November 4, 2002, that the Company's Articles of Incorporation be amended in order to effectuate the Name Change. The Company's stockholders holding a majority of the voting power of the Company approved and recommended, pursuant to a written consent dated November 4, 2002, that the Company's Articles of Incorporation be amended in order to effectuate the Name Change. The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Nevada. The Company anticipates that the filing of the Amendment will occur on or about December 10, 2002 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of stockholders to approve the Amendment is authorized by Section 78.320(2) of the Nevada Revised Statutes (the "NRS") and Article 2, Section 9 of the Company's Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special meeting. Pursuant to NRS
Section 78.390(1)(b), a majority of the voting power is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

         Stanford Venture Capital Holdings, Inc. ("Stanford") beneficially owns in the aggregate 1,915,842 shares of common stock and 512,820 shares of Series A $1.17 Preferred Stock ("Series A Preferred Stock" or "Preferred Stock") of the Company, representing approximately 80.3% of the voting power of the Company, gave its written consent to the adoption of the Amendment described in this Information Statement on November 4, 2002. In addition, on November 4, 2002, Deluxe Investment Company and B. M. Milvain, owners of 500,000 and 127,764 shares, respectively, of common stock of the Company, gave their written consent to the adoption of the Amendment. The affirmative consent of Stanford, Deluxe Investment Company and B.M. Milvain represents approval of the Name Change by the holders of an aggregate of approximately 87.5% of the Company's voting power. It is proposed that this Information Statement will be first sent to the stockholders on or about November 20, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of common stock and Series A Preferred Stock of the Company, and thus the voting power, is November 4, 2002 (the "Record Date").

         The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under
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
the NRS. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters' rights under the NRS are afforded to the Company's stockholders as a result of the adoption of the Amendment.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 3,642,857 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Stanford, Deluxe Investment Company and B. M. Milvain have voted an aggregate 2,533,606 shares of common stock in favor of the Name Change. In addition, as of the Record Date, there were 512,820 shares of Series A Preferred Stock outstanding. Each share of Preferred Stock entitles the holder thereof to 10 votes on all matters submitted to stockholders. All of the currently outstanding shares of Series A Preferred Stock are currently held by Stanford, and have been voted in favor of the name change.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 4, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 200 S. Hoover Blvd., Building 205, Tampa, Florida 33609.

                                            Shares                         Percent of
Name                                  Beneficially Owned               Shares Outstanding
----                                  ------------------               ------------------
Stanford Venture Capital Holdings,
Inc. (1)                                   3,454,302 (3)                        66.7%

Deluxe Investment Company (2)                500,000                            13.7%

B. M. Milvain                                127,764                             3.5%
Steven Katz                                        0                               0%
Batsheva Schreiber                                 0                               0%

All executive officers and
directors as a group
(3 persons)                                  127,764                             3.5%

____________

(1) Beneficial stockholder is R. Allen Stanford. Business address is 5050 Westheimer Road, Houston, Texas 77056.
(2) Beneficial stockholder is Ian Markofsky. Business address is 2700 Cypress Creek Road, Suite 103-C, Fort Lauderdale, Florida 33309.
(3) Includes 512,820 shares of Series A Preferred Stock as though converted on a 1 for 1 basis into common stock and 256,410 shares of common stock issuable upon exercise of warrants. Also includes the conversion and exercise of all securities that can be acquired within 60 days of the date hereof into common stock - 512,820 shares of Series A Preferred Stock convertible into 512,820 shares of common stock and the exercise of warrants to acquire 256,410 shares of common stock. Each share of Series A Preferred Stock is entitled to ten votes per share.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         On November 4, 2002, our Board of Directors unanimously executed a written consent authorizing and recommending that our stockholders approve a proposal to effect the Name Change. On November 4, 2002, Company stockholders
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
holding a majority of the voting power of the Company executed a written consent authorizing and approving the proposal to effect the Name Change. The Name Change will become effective upon filing of the Amendment to our Articles of Incorporation with the Nevada Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

Purpose of the Proposed Name Change

         The Board believes that the new name, Health Systems Solutions, Inc., will reflect our change in business. Our Board believes that the new name will promote public recognition and more accurately reflect our intended business focus.

No Dissenter's Rights

         Under the NRS, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment, and we will not independently provide our stockholders with any such right.

                                         BY ORDER OF THE BOARD OF DIRECTORS


Date: November 20, 2002                  /s/ B. M. Milvain
                                         -----------------------------------
                                         B. M. Milvain, President
                                         Silver Key Mining Company, Inc.

















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
                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         SILVER KEY MINING COMPANY, INC.


         Pursuant to Section 78.385 of the Nevada Revised Statutes, the undersigned President of Silver Key Mining Company, Inc., a corporation organized and existing under and by virtue of the law of the State of Nevada (the "Corporation"), does hereby certify:

         That pursuant to a Written Consent of the Board of Directors dated November 4, 2002, and a Written Consent of Stockholders holding at least a majority of the voting power of the Company dated November 4, 2002, the Board of Directors and Stockholders approved the amendment to the Corporation's Articles of Incorporation as follows:

         FIRST: Article I of the Articles of Incorporation of this Corporation is amended in its entirety to read as follows:

     "The name of this Corporation shall be Health Systems Solutions, Inc."

         SECOND: The foregoing amendment was adopted by a Written Consent of the Board of Directors dated November 4, 2002, pursuant to Section 78.315(2) of the Nevada Revised Statutes, and Written Consent of Stockholders holding at least a majority of the voting power of the Corporation dated November 4, 2002, pursuant to Section 78.320(2) of the Nevada Revised Statutes. The number of votes cast for the amendment to the Corporation's Articles of Incorporation were sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate of Amendment as of November ___, 2002.

                                        SILVER KEY MINING COMPANY, INC.


                                        By:/s/ B. M. Milvain
                                        --------------------
                                        B. M. Milvain, President






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